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SCHEDULE 14A INFORMATION

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Eaton Vance Senior Income Trust (Name of Registrant as Specified in Its Charter)

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EATON VANCE SENIOR INCOME TRUST

Two International Place

Boston, Massachusetts 02110

William H. Park

Independent Chair,

Board of Trustees

Eaton Vance Senior Income Trust

Dear Shareholder:

We need your vote. The annual meeting of shareholders of Eaton Vance Senior Income Trust (the Fund) is scheduled to take place on November 12, 2020. Please return your WHITE proxy card today and cast your vote “FOR” your Board-approved nominees to protect your investment in the Fund.

Board-Approved Nominees
Cynthia E. Frost	Susan J. Sutherland	Thomas E. Faust Jr.

Your vote is extremely important. Saba Capital Management, L.P. and certain opportunistic hedge funds it manages (collectively, Saba) are trying to elect three inexperienced individuals as trustees to the Fund’s Board.

Saba’s nominees have no experience overseeing closed-end funds like the Fund. My colleagues and I will continue to ensure that the Fund operates in a manner that protects and advances the interests of ALL shareholders, not just the interests of Saba and its hedge funds. But, we need your help.

The Board’s highly qualified and diverse nominees have a depth of knowledge, views and insight that allow the Board, as a whole, to make informed decisions in your Fund’s best interests. Please don’t let individuals nominated by hedge funds focused on seeking short-term profits put their interests above YOURS.

You may have also received proxy materials and a gold proxy card from Saba. We urge you to discard those materials and instead vote “FOR” the Board-approved nominees on the enclosed WHITE proxy card. If you have previously returned a proxy card sent to you by Saba, you can still change your vote. The proxy card you submit with the latest date is the proxy card that will be counted.

On behalf of your Board, thank you for your continued support.

Sincerely,

William H. Park

Chairperson of the Board of Trustees

If you have any questions, please call the Fund’s proxy solicitor, AST Fund Solutions, LLC, toll-free at (800) 992-3086.

Eaton Vance Senior Income Trust

Phone Script 3 – Machines only

This is Tom Faust, Chief Executive Officer of Eaton Vance and a Trustee of Eaton Vance Senior Income Trust.

I hope this call finds you and your loved ones healthy and safe.

We understand that you or someone in your household owns shares of this Fund.

We need your help.

An opportunistic hedge fund has acquired a stake in the Fund and has proposed Trustee nominees that your Board believes are not in the best interests of the Fund or its shareholders.

To vote, or for more information about this matter, please call (800) 992-3086 between 9:00 a.m. and 10:00 p.m. Eastern Time. It will only take a few minutes of your time.

Thank you for your assistance.